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                                                                     EXHIBIT 3.3


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       ROCKDALE NATIONAL BANCSHARES, INC.


                                       1.

       The name of the Corporation is Rockdale National Bancshares, Inc.

                                       2.

       The authorized capital stock of the Corporation shall consist of 10,000,000 shares of voting common stock, $1.00 par value.

                                       3.

       The street address of the initial registered office of the Corporation is Suite 1800, East Tower, Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, located in Fulton County. The initial registered agent of the Corporation at such office is Robert C. Schwartz.

                                       4.

       The mailing address of the initial principal office of the Corporation is Suite 1800, East Tower, Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326.

                                       5.

       A. The number of directors constituting the Board of Directors of the Corporation shall consist of not less than three (3) nor more than twenty-four (24) persons, the exact number of directors to be determined from time to time either by the shareholders or the Board of Directors.

       B. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Corporation's initial Class I directors shall expire at the Corporation's first annual meeting of shareholders; the term of the Corporation's initial Class II directors shall expire at the Corporation's second annual meeting of shareholders; and the term of the Corporation's initial Class III directors shall expire at the Corporation's third annual meeting of shareholders.

       At each annual meeting of the shareholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class





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elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except in the case of removal from office, any vacancy on the Board of Directors shall be filled by a majority of the directors then in office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

       Any director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose, and his position filled by another person nominated and elected for that purpose, by the holders of at least seventy-five percent (75%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

       The number of directors constituting the initial Board of Directors shall be nine (9).

       C. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article 5, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                       6.

       The name and address of the Incorporator of the Corporation is:

       NAME                                          ADDRESS
       ----                                          -------
       Robert C. Schwartz                            Suite 1800, East Tower
                                                     Atlanta Financial Center
                                                     3343 Peachtree Road, N.E.
                                                     Atlanta, Georgia  30326

                                       7.

       A. In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Georgia or any other provision of these Articles of Incorporation or otherwise, the affirmative vote or consent of the holders of not less than two-thirds ( 2/3) of the shares of each class of stock of the Corporation entitled to vote in elections of directors shall be required to authorize, adopt or approve a Covered Transaction; however, the provisions of this Article 7 shall not apply to any Covered Transaction referred to in this Article 7 with any Interested Person if the Covered Transaction is approved by three-fourths ( 3/4) of the entire membership of the Board of Directors of the Corporation, in which event the affirmative vote of not less than a majority of the holders of each class of stock of the Corporation entitled to vote in elections of directors shall be required.





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       B.      For the purposes of this Article 7:

               1. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

               2. A person shall be the "beneficial owner" and "beneficially owns" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.

               3.       "Covered Transaction" is:

                        a. any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

                        b. any sale, lease or other disposition of all or any substantial part (assets having an aggregate fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

                        c. any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

                        d.       the liquidation of the Corporation.

               4. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Covered Transaction and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.





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               5.       "Person" is any individual, partnership, corporation or
                        other entity.

               6. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

       No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article 7, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five (75%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                       8.

       A. In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Georgia or any other provision of these Articles of Incorporation or otherwise, there shall be required for the approval, adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of each class of stock of the Corporation entitled to vote in elections of directors considered separately for the purposes of this
Article 8, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said majority voting requirements shall not be applicable if all of the conditions specified in subparagraphs
(1), (2) and (3) below are met:

               1. The consideration to be received per share for each class of stock in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and such consideration has a fair market value per share with respect to each class of the Corporation's stock of not less than either:

                        a. the highest price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation's stock of that class; or

                        b. a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by such Interested Person in acquiring any of the Corporation's stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five





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                                 percent (5%) or more of the outstanding stock
                                 of the Corporation entitled to vote in
                                 elections of directors.

       If any securities were issued by an Interested Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

               2. After the Interested Person has become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation's stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of said five percent (5%) or more of the stock of the Corporation, unless such reduction in the rate of dividends has been approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation. For the purposes of this paragraph, "quarterly dividend rate per share" for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

               3. The consideration to be received by shareholders who are not Interested Persons shall be in cash or in the same form as the Interested Person has previously paid for shares of such class of stock; if the Interested Person has paid for shares of any class of any stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

       B.      For the purposes of this Article 8:

               1. "Acceptable Securities" shall mean (a) securities of the same class or series, with the same rights, powers and benefits and of the same denomination, term and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the corporation acquired by the Interested Person, or (b) the class of common stock of the Interested Person which is beneficially owned by most persons.

               2. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

               3. A person shall be the "beneficial owner" and "beneficially own" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates or associates beneficially





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                        own, directly or indirectly, whether of record or not,
                        (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

               4.       "Business Combination" is:

                        a. any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

                        b. any sale, lease or other disposition of all or any substantial part (assets having a fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof; or

                        c. any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration of or in exchange for any securities or other property (including cash).

               5. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, immediately prior to the consummation of any Business Combination, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

               6. "Person" is an individual, partnership, corporation or other entity.

               7. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

       C. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article 8, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.





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                                       9.

       No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this Article shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                      10.

       In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.





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       IN WITNESS WHEREOF, the undersigned has executed these Amended and
Restated Articles of Incorporation on this 27th day of March, 1997.


                                           /s/ William L. Daniel
                                           -------------------------------------
                                           William L. Daniel
                                           President and Chief Executive Officer





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